EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 27, 2018, relating to the financial statements and financial highlights which appear in the October 31, 2018 Annual Reports to Shareholders of the Goldman Sachs Absolute Return Multi-Asset Fund, Goldman Sachs Asia Equity Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs Emerging Markets Equity Insights Fund, Goldman Sachs International Equity ESG Fund (formerly, Goldman Sachs Focused International Equity Fund), Goldman Sachs Income Builder Fund, Goldman Sachs International Equity Insights Fund, Goldman Sachs International Small Cap Insights Fund, Goldman Sachs Large Cap Growth Insights Fund, Goldman Sachs Large Cap Value Insights Fund, Goldman Sachs N-11 Equity Fund, Goldman Sachs Rising Dividend Growth Fund, Goldman Sachs Small Cap Equity Insights Fund, Goldman Sachs Small Cap Growth Insights Fund, Goldman Sachs Small Cap Value Insights Fund, Goldman Sachs International Equity Income Fund (formerly, Goldman Sachs Strategic International Equity Fund), Goldman Sachs U.S. Equity Insights Fund, Goldman Sachs ESG Emerging Markets Equity Fund, and Goldman Sachs Total Emerging Markets Income Fund (formerly, Goldman Sachs Dynamic Emerging Markets Debt Fund). We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 26, 2019